First Financial Bancorp Streamlines Management
HAMILTON, Ohio, December 16, 2005 — First Financial Bancorp (Nasdaq Symbol: “FFBC”) today announced a realignment of its senior management team. Effective on January 1, 2006, this realignment is intended to further streamline the company’s organizational structure in these key areas:
•	Creation of a new management structure that supports one banking line of business, down from the current three. The company will continue to operate in 14 markets under three banking brand names.

•	Formation of areas of specialized support for commercial and retail products that are focused on delivery, development, and credit underwriting.

•	Consolidation of the company’s insurance business into the wealth resources line of business.
Claude E. Davis, president and chief executive officer of First Financial, said, “These changes are consistent with other steps in the continuing implementation of our strategic plan. As we approach the end of 2005 and look to the future, we seek to reinforce the idea of being one company with one culture.
“We will enter 2006 with a simpler structure that involves two lines of business — banking and wealth resources. As we move toward segment reporting of these two lines of business, we are also announcing that our insurance agency will be integrated into the core of our business as part of wealth resources.”
Streamlined Management Structure
On January 1, 2006, First Financial will implement a revised management structure that clarifies the functions of each senior manager, emphasizes “one company, one culture,” and better supports the company’s growth plans. The following executives will report to the chief executive officer:
•	C. Douglas Lefferson, First Financial’s executive vice president and chief operating officer, will be responsible for operations, information technology, human resources, client call center, internet banking, community development, and associate development. Lefferson has spent his entire 19-year banking career with First Financial.

•	Samuel J. Munafo will be First Financial’s executive vice president with responsibility for coordinating the banking markets in Ohio, Indiana, Michigan, and Kentucky. All 14 of the company’s market presidents will report to him. During his 33 years with the bank, Munafo has provided leadership in five different market areas and is currently the leader of First Financial’s bank in southwestern Ohio, southeastern Indiana, and northern Kentucky.

•	David S. Harvey will be First Financial’s new executive vice president and chief credit officer with responsibility for commercial credit and product management. Since consolidating its subsidiary banks to one charter, the company has organized a commercial credit team of seasoned veterans with depth and range of experience. Currently the leader of First Financial’s bank in northwestern Indiana, Sand Ridge Bank, Harvey joined First Financial in 1997 and has worked in various markets across Ohio, Indiana, and Michigan.

•	John C. Hoying, senior vice president, will lead the newly created retail credit and product management group which consists of branch development, mortgage and consumer loans, deposit products, branch administration, and retail collections. Currently the leader of First Financial’s bank in northwestern Ohio, Community First Bank & Trust, Hoying was the city executive for Bank One, Lima, Ohio, before joining First Financial in 2001.

•	Mark W. Immelt, executive vice president, will continue to manage the Wealth Resources Group which will add insurance to its trust, investment, and private banking product lines. Immelt joined First Financial in 1996 after a 28-year career in personal trust, corporate trust, employee benefit programs, and private banking at Key Bank.

•	J. Franklin Hall will continue as senior vice president and chief financial officer. He oversees financial reporting, accounting, management reporting, finance, and the bank’s investment portfolio. Hall joined First Financial in 1999. Previously, he worked as an auditor for Ernst & Young in Portland, Oregon, and Cincinnati, Ohio, and later as a financial manager for the Card Services Group of Firstar (now US Bank).

•	Gregory A. Gehlmann will continue as senior vice president and general counsel. Since joining the company earlier this year, he has been responsible for legal and regulatory issues that impact First Financial. Gehlmann has 16 years of corporate and banking law experience, most recently with the law firm of Manatt Phelps & Phillips in Washington, D.C.

•	Jill L. Wyman will continue as senior vice president with responsibility for sales and marketing. She manages the sales support staff, the marketing function, and corporate communications. She joined First Financial in 2003 after spending 19 years in retail management and sales primarily with Federated Department Stores.

•	Richard Barbercheck, senior vice president and chief risk officer, is responsible for the risk-management function at First Financial. He joined the company in 2005 with 24 years of experience in credit-risk evaluation, commercial lending, and credit administration, most recently with Irwin Financial Corporation in Columbus, Indiana.
Restructured Commercial Credit Team
Under the leadership of Dave Harvey, First Financial’s new commercial credit team will provide commercial support to all of the bank’s markets in Ohio, Indiana, Michigan, and Kentucky.
“We believe this new credit team will enhance our ability to serve our commercial clients, as well as drive the credit decision-making process to local credit committees with staff participation,” said Davis.
The commercial credit team is a combination of the bank’s current commercial credit associates and a newly formed group of associates with commercial product management roles. During the last year, several experienced professionals have been recruited to add depth and range of experience to this group, including experience in commercial and small business lending. The role of this group is to support commercial lenders and sales staff in all markets.

•	Alan Paterson and Gary Reese are the regional credit officers responsible for working with market presidents and commercial lenders to structure and approve commercial credits that exceed the local market lending authority. Previously a first vice president and senior underwriter for JP Morgan Chase in Cincinnati, Reese has 30 years of experience in credit underwriting, structuring, risk analysis, and credit administration. Paterson was most recently a senior vice president and a senior credit officer for Key Bank in Columbus, Ohio; and he has more than 25 years of experience primarily in financial services in commercial lending sales and credit administration.

•	Bruce Crutcher recently joined First Financial as first vice president with responsibility for commercial real estate. He was previously with Fifth Third for 15 years as a vice president in their Commercial Real Estate group focused on marketing, underwriting, servicing and workout. He also has experience as an independent commercial real estate developer.

•	Brendan Burns is responsible for the small business credit function and is developing an improved process for underwriting and servicing small commercial credits that will automate many of these processes to provide better response time for clients. He has spent his entire 19-year banking career in lending positions with First Financial.

•	Glenn Clevenger recently joined First Financial as vice president and manager of SBA and Government guaranteed lending products after four years of handling SBA lending for Fifth Third in the Cincinnati area. He has had many years of lending experience in government guaranteed loan programs, both in the banking and private sectors.

•	Al Druso is responsible for managing First Financial’s credit card, merchant processing, and corporate cash management product lines. He has been with First Financial since 2003. Previously, he did third-party merchant and credit card processing for about 150 banks as vice president and general manager of Metavante’s processing center in Madison, Wisconsin.
About First Financial
     A $3.7 billion publicly owned bank and savings and loan holding company with over 4,000 shareholders, First Financial Bancorp is the holding company for First Financial Bank, N.A. which has a total of 104 banking centers in Ohio, Michigan, Kentucky, and Indiana. The bank operates in different markets under the First Financial Bank, Community First Bank & Trust, and Sand Ridge Bank lines of business. The holding company’s non-banking affiliates are First Financial Capital Advisors LLC and First Financial Insurance. Additional information about the company is available on First Financial Bancorp’s web site at www.ffbc-oh.com.
     This release contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the strength of the local economies in which operations are conducted, the effects of and changes in policies and laws of regulatory agencies, the ability of the company to implement its business plan and retain qualified personnel, inflation, and interest rates. For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to First Financial’s 2004
Form 10-K and other company filings with the SEC.
First Financial Bancorp
300 High Street
Hamilton, OH 45011
Media Contact: Cheryl R. Lipp
(513) 603-3457
cheryl.lipp@comfirst.com
Analyst Contact: J. Franklin Hall
(513) 867-4954
frank.hall@ffbc-oh.com

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